Prudential Global Total Return Fund, Inc.
Gateway Center Three
100 Mulberry Street
Newark, New Jersey 07102


         						February 24, 2003

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549


                              Re: Prudential Global Total Return Fund, Inc.
                                  (the Fund)
                                   File No. 811-04661


Ladies and Gentlemen:

         Enclosed please find the following items: (1) the Annual Report on Form N-SAR for Prudential Global Total Return Fund, Inc. for the fiscal year ended December 31, 2002, (2) certifications of the Fund?s principal executive officer and principal financial officer and (3) such other information required to be included as an exhibit. The Form N-SAR was filed using the EDGAR system.



                                                        Very truly yours,



                                                      /s/ Maria G. Master
                                                          Maria G. Master
                                                          Secretary




This report is signed on behalf of the Registrant in the City of Newark and State of New Jersey on the 24th day of February 2003.







Prudential Global Total Return Fund, Inc.





Witness: /s/ Maria G. Master			By:/s/ Grace C. Torres
            Maria G. Master	  	      	 Grace C. Torres
            Secretary		      	            Treasurer





























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